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                                                                    EXHIBIT 10.4

                                      LEASE

     This Lease is entered into on December 15, 1997, between SEVEN J STOCK FARM, INC. ("Landlord"), a Texas corporation, and JOHN R. and NANCY K. PARTEN ("Tenant").

                      ARTICLE I. DEMISE OF LEASED PREMISES

     Section 1.01. In consideration of the mutual covenants and agreements of this lease, and other good and valuable consideration, Landlord demises and leases to Tenant--and Tenant leases from Landlord--the Premises situated in Houston County, Texas. The Premises are more particularly described in Exhibit "A", attached to this lease, and are referred to as "the Premises" or "the Leased Premises."

     Tenant is to have and to hold the Premises, together with all rights, privileges, easements, appurtenances, and immunities belonging to or in any way appertaining to them, including but not limited to necessary easement along roadway to State Highway 21, any other easements, rights, title, and privileges of Landlord, existing now or at any time during the lease term, in, to or under adjacent streets, sidewalks, alleys, party walls, and property contiguous to the Premises and reversions that may later accrue to Landlord as owner of the Premises by reason of the closing of any street, sidewalk, or alley.

                              ARTICLE 2. LEASE TERM

                      FIXED BEGINNING AND TERMINATION DATE

     Section 2.01. The term of this lease is fifty (50) years, beginning on September 1, 1997, and ending on August 31, 2046, unless terminating sooner as provided in this lease.

                                   TERMINATION

     Section 2.02. This lease will terminate without further notice when the term specified in Section 2.01 expires, will not constitute a renewal of the lease or give Tenant any rights under the lease in or to the Premises.

                                 ARTICLE 3. RENT

                               MINIMUM YEARLY RENT

     Section 3.01. Tenant will pay Landlord $200 per year during the first ten
(10) years of this lease as annual rent for using and occupying the Premises. This amount is the "minimum yearly rent."

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                          AUTOMATIC RENTAL ADJUSTMENTS

     Section 3.02. After the first ten (10) years of the lease term, and at ten
(10)-year intervals for the rest of the term, the yearly rent will be adjusted as set forth in this section to reflect increases in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor for the South area (referred to in this section as "CPI-South"), using 1996 as the base year. The index numbers will be taken from this consumer price index as follows:

     a. The adjustments in the yearly rent are determined by multiplying $200, by a fraction, the numerator of which is the index number for the last month of the last year before the adjustment and the denominator of which is the index number for the first month of the first year of the lease term. If the product is greater than the minimum yearly rent of $200, Tenant will pay this greater amount as the yearly rent until the time of the next rental adjustment as called for in this section. If the product is less than $200, the annual rent will not be adjusted at that time, and Tenant will pay yearly rent of $200 until the time of the next rental adjustment as called for in this section. In no event may any rental adjustment called for in this section result in an annual rent less than $200.

                           TIME AND MANNER OF PAYMENT

     Section 3.03. Tenant will pay all rent due under this article on a yearly basis and in advance, on the first business day of September of each year. Payments must be in lawful money of the United States to the Landlord.

                         INTEREST ON DELINQUENT PAYMENTS

     Section 3.04. Rent installments unpaid for thirty (30) days will bear interest at the rate of 12 percent (12%) annually, beginning on the day after each such installment was due and continuing until the installment is paid as provided in Section 3.03 above.

                                   ARTICLE 3A

                         PREFERENTIAL RIGHT TO PURCHASE

     Section 3A.01. Landlord may not sell the Leased Premises except according to the terms of this Article.

     Section 3A.02. If Landlord or its successor should wish to sell all or substantially all of its land surrounding the Leased Premises, Landlord shall give Tenant notice of the proposed sale, including the terms and price per acre.

     Section 3A.03. The Prospective Purchaser and Tenant shall have 60 days from the notice specified in Section 3A.02 to negotiate in good faith for purchaser to purchase Tenant's improvements or otherwise alter the relationship of this lease.

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     Section 3A.04. If the Prospective Purchaser and Tenant agree, then this lease shall be modified or terminated according to the agreement.

     Section 3A.05. If no agreement is reached within the 60 day period, then Tenant shall have 30 days in which to exercise an option to purchase the Leased Premises in fee simple for the same price per acre as the proposed sale of the surrounding acreage. If Tenant wishes to purchase the Leased Premises, Tenant shall so indicate in writing to Landlord within the 30 day period. Contemporaneously, Tenant shall tender to the title company handling the sale transaction, a check for the full amount of the Leased Premises based on the proposed sale price. At closing, Tenant shall receive a fee simple deed for the Leased Premises together with necessary easements for ingress and egress, and all necessary utilities. If Tenant fails to give notice within the 30 day period, Landlord is free to proceed with the sale upon the noticed terms and purchase price.

                                ARTICLE 4. TAXES

                                PAYMENT BY TENANT

     Section 4.01. In addition to the rent specified in Article 3, Tenant will pay and discharge all taxes, general and special assessments, and other charges of any kind levied on or assessed against the Premises and all interests in the Premises and all improvements and other property on them during the lease term, whether belonging to Landlord or to Tenant. Tenant will pay all the taxes, charges, and assessments directly to the public officer charged with their collection not fewer than fifteen (15) days before they become delinquent, and Tenant will indemnify Landlord and hold it harmless from all such taxes, charges, and assessments. Tenant may--in good faith at its own expense (in its own name or in that of Landlord, or both, as Tenant may determine appropriate)--contest any such taxes, charges, and assessments and must pay the contested amount, plus any penalties and interest imposed, if and when finally determined to be due.

                               PAYMENT BY LANDLORD

     Section 4.02. At any time that the payment of any item of taxes, special assessments, or governmental charges that Tenant must pay under Section 4.01 remains unpaid and uncontested later than fifteen (15) days before it becomes delinquent, Landlord may give written notice to Tenant of its default under
Section 4.01, specifying the default. If Tenant continues to fail to pay the taxes, special assessments, or governmental charges--or to contest them in good

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faith within ten (10) days after the written notice--Landlord may pay the items specified in the notice, and Tenant will, on demand, reimburse Landlord any amount paid or expended by Landlord for this purpose, with interest on the amount at the rate of ten percent (10%) annually from the date of Landlord's payment until reimbursement by Tenant. If Landlord pays any such item not paid by Tenant within the time required in Section 4.01 or successfully contested by Tenant, without giving ten (10) days' notice, Tenant still must reimburse Landlord for the item, but without interest.

                              ARTICLE 5. UTILITIES

     Section 5.01. Tenant will pay or cause to be paid all charges for telephone, gas, electricity, and all other utilities used on the Premises throughout the lease term, including any connection fees. Landlord shall furnish Tenant free use of water from its wells.

                           ARTICLE 6. USE OF PREMISES

                                 PRIMARY PURPOSE

     Section 6.01. Tenant may use the Premises for any lawful purpose. But the parties agree that the primary purpose for which the Premises have been leased and hired is to develop and construct a rural residence for Tenant.

                            ILLEGAL USE NOT PERMITTED

     Section 6.02. Tenant may not use all or any part of the Premises or any building situated upon them for any use or purpose that violates any valid and applicable law, regulation, or ordinance of the United States, the State of Texas, or other lawful authority with jurisdiction over the Premises. But Tenant is not considered to have violated this provision unless:

     a.) Landlord has notified Tenant in a writing specifying the alleged violation.

     b.) There has been a final adjudication that the specified use violates the law, regulation, or ordinance specified in the notice.

     c.) The specified law, regulation, or ordinance is valid and applies to the Premises; and

     d.) Tenant has had a reasonable time after the final adjudication to cure the specified violation.

                        ARTICLE 7. CONSTRUCTION BY TENANT

                               GENERAL CONDITIONS

     Section 7.01. Tenant may--at any time and from time to time during the lease term--erect, maintain, alter, remodel, reconstruct, rebuild, replace, and remove buildings and other

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improvements on the Premises, and correct and change the contour of the
Premises, subject to the following:

     a.)  Tenant bears the cost of any such work.

     b.) The Premises must at all times be kept free of mechanics' and materialmen's liens.

     c.) Landlord must be notified of the time for beginning and the general nature of any such work--other than routine maintenance of existing buildings or improvements--at the time the work begins.

               OWNERSHIP OF BUILDINGS, IMPROVEMENTS, AND FIXTURES

     Section 7.02. Any buildings, improvements, additions, alterations, and fixtures (except furniture and trade fixtures) constructed, placed, or maintained on any part of the Leased Premises during the lease term are considered part of the real property of the Premises and must remain on the Premises and become Landlord's property when the lease terminates.

                          RIGHT TO REMOVE IMPROVEMENTS

     Section 7.03. Tenant may, at any time while it occupies the Premises, or within a reasonable time thereafter, remove any furniture, machinery, equipment, or other trade fixtures owned or placed by Tenant, its subtenants or licensees, in, under, or on the Premises, or acquired by Tenant, whether before or during the lease term. But before the lease terminates, Tenant must repair any damage to any buildings or improvements on the Premises resulting from the removal. Any such items not removed by the lease-termination date will become Landlord's property on that date.

                            ARTICLE 8. ENCUMBRANCE OF
                                LEASEHOLD ESTATE

                           TENANT'S RIGHT TO ENCUMBER

     Section 8.01. Tenant may, at any time and from time to time, encumber the leasehold interest, by deed of trust, mortgage, or other security instrument, without obtaining Landlord's consent, but no such encumbrance constitutes a lien on Landlord's fee title. The indebtedness secured by the encumbrance will at all times be and remain inferior and subordinate to all the conditions, covenants, and obligations of this lease and to all Landlord's rights under this lease. References in this lease to "Lender" refer to any person or entity to whom Tenant has encumbered its leasehold interest.

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                                NOTICES TO LENDER

     Section 8.02. At any time after execution and recordation in Houston County, Texas, of any mortgage or deed of trust encumbering Tenant's leasehold interest, Lender may notify Landlord in writing that the mortgage or deed of trust has been given and executed by Tenant and furnish Landlord with the address to which it wants copies of notices to be mailed, or designate some person or corporation in Houston County, Texas, as its agent and representative for the purpose of receiving copies of notices. Landlord must mail to Lender and to any agent or representative designated by Lender, at the address given, duplicate copies of all written notices that Landlord gives or serves on Tenant under the terms of this lease after receiving such a notice from Lender.

                   LENDER'S CONSENT REQUIRED FOR MODIFICATION

     Section 8.03. Landlord and Tenant will neither modify nor terminate this lease by mutual consent without Lender's written consent.

                      LENDER'S RIGHT TO PREVENT FORFEITURE

     Section 8.04. Lender may do any act required of Tenant to prevent forfeiture of Tenant's leasehold interest; all such acts are as effective to prevent a forfeiture of Tenant's rights under this lease as if done by Tenant.

                           LENDER'S RIGHT TO FORECLOSE

     Section 8.05. Lender may realize on the security afforded by the leasehold estate by exercising foreclosure proceedings or power of sale or other remedy afforded in law or equity or by the security documents and may transfer, convey, or assign Tenant's title to the leasehold estate created by this lease to any purchaser at any such foreclosure sale. Lender also may acquire and succeed to Tenant's interest under this lease by virtue of any such foreclosure sale. Lender may not be or become liable to Landlord as an assignee of this lease or otherwise unless it assumes such liability in writing, and no assumption may be inferred from or result from foreclosure or other appropriate proceedings in the nature of foreclosure or as the result of any other action or remedy provided for by the mortgage or deed of trust or other instrument or from a conveyance from Tenant under which the buyer at foreclosure or grantee acquires Tenant's rights and interest under this lease.

                      ARTICLE 9. REPAIRS, MAINTENANCE, AND

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                                   RESTORATION

                      TENANT'S DUTY TO MAINTAIN AND REPAIR

     Section 9.01. At all times during the lease term, Tenant will keep and maintain--or cause to be kept and maintained--all buildings and improvements erected on the Premises in a good state of appearance and repair (except for reasonable wear and tear) at Tenant's own expense.

                             DAMAGE AND DESTRUCTION

     Section 9.02. If any building or improvement constructed on the Premises is damaged or destroyed by fire or any other casualty, regardless of the extent of the damage or destruction, Tenant must, within one year from the date of the damage or destruction, begin to repair, reconstruct, or replace the damaged or destroyed building or improvement and pursue the repair, reconstruction, or replacement with reasonable diligence so as to restore the building to substantially the condition it was in before the casualty. But if beginning or completing this restoration is prevented or delayed by war, civil commotion, acts of God, strikes, governmental restrictions or regulations, or interferences, fire or other casualty, or any other reason beyond Tenant's control, whether similar to any of those enumerated or not, the time for beginning or completing the restoration (or both) will automatically be extended for the period of each such delay.

                          ARTICLE 10. MECHANICS' LIENS

     Section 10.01. Tenant will not cause or permit any mechanics' liens or other liens to be filed against the fee of the Premises or against Tenant's leasehold interest in the land or any buildings or improvements on the Premises by reason of any work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding the Premises or any part of them through or under Tenant. If such a mechanic's lien or materialman's lien is recorded against the Premises or any buildings or improvements on them, Tenant must either cause it to be removed or, if Tenant in good faith wishes to contest the lien, take timely action to do so, at Tenant's sole expense. If Tenant contests the lien, Tenant will indemnify Landlord and hold it harmless from all liability for damages occasioned by the lien or the lien contest and will, in the event of a judgment of foreclosure on the lien, cause the lien to be discharged and removed before the judgment is executed.

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                            ARTICLE 11. CONDEMNATION

                               PARTIES' INTERESTS

     Section 11.01. If the Premises or any part of them are taken for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or are transferred in lieu of condemnation to any authority entitled to exercise the power of eminent domain, this article governs Landlord's and Tenant's interests in the award or consideration for the transfer and the effect of the taking or transfer on this lease.

                            TOTAL TAKING--TERMINATION

     Section 11.02. If the entire Premises are taken or so transferred as described in Section 11.01, this lease and all of the rights, title, and interest under it will cease on the date that title to the Premises or part of them vests in the condemning authority, and the proceeds of the condemnation will be divided 90% to Tenant and 10% to Landlord.

                           PARTIAL TAKING--TERMINATION

     Section 11.03. If only part of the Premises is taken or transferred as described in Section 11.01, this lease will terminate if, in Tenant's opinion, the remainder of the Premises is in such a location--or is in such form, shape, or reduced size--that Tenant's business cannot be effectively and practicably operated on the remaining Premises. In that event, this lease and all rights, title, and interest under it will cease on the date that title to the portion of the Premises taken or transferred vests in the condemning authority. The proceeds of the condemnation will be divided 90% to Tenant and 10% to Landlord.

                PARTIAL TAKING--CONTINUATION WITH RENT ABATEMENT

     Section 11.04. If part of the Premises is taken or transferred as described in Section 11.01 and, in Tenant's opinion, the remainder of the Premises is in such a location and in such form, shape, or size that Tenant's business can be effectively and practicably operated on the remaining Premises, this lease will terminate with respect to the portion of the Premises taken or transferred as of the date title to such portion vests in the condemning authority but will continue in full force with respect to the portion of the Premises not taken or transferred. As of that date, the rental Tenant must pay Landlord will be reduced during the unexpired portion of this lease to that proportion of the annual rent that the value of the part of the Premises not taken bears to the value of the total of the Premises. Such values are

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to be determined as of the date immediately before any actual taking. The proceeds of the condemnation will be divided 90% Tenant and 10% Landlord.

                              VOLUNTARY CONVEYANCE

     Section 11.05. Nothing in this article prohibits Landlord from voluntarily conveying all or part of the Premises to a public utility, agency, or authority under threat of a taking under the power of eminent domain. Any such voluntary conveyance will be treated as a taking within the meaning of this article.

                    ARTICLE 12. INSURANCE AND INDEMNIFICATION

                     INSURANCE ON BUILDINGS AND IMPROVEMENTS

     Section 12.01. At all times during the lease term, Tenant will keep all buildings and other improvements located or being constructed on the Premises insured against loss or damage by fire, with extended-coverage endorsement or its equivalent. This insurance is to be carried by insurance companies authorized to transact business in Texas.

                       ARTICLE 13. ASSIGNMENT AND SUBLEASE

     Section 13.01 Tenant may sell or assign its leasehold estate in its entirety or any portion of it, or may sublet the Premises or any portion of them or any portion of any building or other improvement erected on the Premises, at any time and from time to time, and the rights of Tenant or its successor or assignee, may pass by operation of law. But each such transfer, assignment, or sale is subject to Landlord's obligations under this lease and will not release Tenant from its obligations under this lease.

                        ARTICLE 14. DEFAULT AND REMEDIES

                             TERMINATION ON DEFAULT

     Section 14.01. If Tenant defaults in performing any covenant or term of this lease and does not correct the default within ten (10) days after receipt of written notice from Landlord to Tenant and any lender as required by Section 8.02, Landlord may declare this lease, and all its rights and interest created by it, terminated. If Landlord elects to terminate, this lease will cease as if the day of Landlord's election were the day originally fixed in the lease for its expiration. Landlord or its agent or attorney may resume possession of the Premises and relet them for the remainder of the term at the best rent obtainable for the account of Tenant, who must make good any deficiency.

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                                 OTHER REMEDIES

     Section 14.02. Any termination of this lease as provided in this article will not relieve Tenant from paying any sum or sums due and payable to Landlord under the lease at the time of termination, or any claim for damages then or previously accruing against Tenant under this lease. Any such termination will not prevent Landlord from enforcing the payment of any such sum or sums or claim for damages by any remedy provided for by law, or from recovering damages from Tenant for any default under the lease. All Landlord's rights, options, and remedies under this lease will be construed to be cumulative, and no one of them is exclusive of the other. Landlord may pursue any or all such remedies or any other remedy or relief provided by law, whether or not stated in this lease. No waiver by landlord of a breach of any of the covenants or conditions of this lease may be construed a waiver of any succeeding or preceding breach of the same or any other covenant or condition of this lease.

                             SUBLEASES NOT AFFECTED

     Section 14.03. Landlord's exercising any remedy does not affect existence of subleases that were entered into with Tenant according to this lease and that cover any portion of the Premises.

                        ARTICLE 15. LANDLORD'S WARRANTIES
                                  AND COVENANTS

                                WARRANTY OF TITLE

     Section 15.01. Landlord warrants that it is the owner in fee simple absolute of the Premises.

                           WARRANTY OF QUIET ENJOYMENT

     Section 15.02. Landlord covenants that as long as Tenant pays the rent and other charges under this lease and observes the covenants and terms of this lease, Tenant will lawfully and quietly hold, occupy, and enjoy the Premises during the lease term without being disturbed by Landlord or any person claiming under Landlord, except for any portion of the Premises that is taken under the power of eminent domain.

                    ARTICLE 16. GENERAL PROTECTIVE PROVISIONS

                          RIGHT OF ENTRY AND INSPECTION

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     Section 16.01. Tenant must permit Landlord or its agents, representatives, or employees to enter the Premises for the purposes of inspection; determining whether Tenant is complying with this lease; maintaining, repairing, or altering the Premises; or showing the Premises to prospective tenants, purchasers, mortgagees, or beneficiaries under trust deeds.

                         NO PARTNERSHIP OR JOINT VENTURE

     Section 16.02. The relationship between Landlord and Tenant is at all times solely that of landlord and tenant and may not be deemed a partnership or a joint venture.

                                  FORCE MAJEURE

     Section 16.03. If constructing the building as provided in Section 7.03 or curing any default (other than failure to pay rent, insurance premiums, or ad valorem taxes) or performing any other covenant or term is delayed by reason of war, civil commotion, act of God, governmental restrictions, regulations, or interference, fire or other casualty, or any other circumstances beyond Tenant's control or that of the party obligated or permitted under this lease to do or perform the term or covenant, regardless of whether the circumstance is similar to any of those enumerated or not, each party so delayed is excused from performance during the delay period.

                          NO TERMINATION ON BANKRUPTCY

     Section 16.04. Bankruptcy, insolvency, assignment for the benefit of creditors, or the appointment of a receiver will not affect this lease as long as Tenant and Landlord or their respective successors or legal representatives continue to perform all covenants of this lease.

                                    NO WAIVER

     Section 16.05. No waiver by either party of any default or breach of any covenant or term of this lease may be treated as a waiver of any subsequent default or breach of the same or any other covenant or term of this lease.

                               RELEASE OF LANDLORD

     Section 16.06. If Landlord sells or transfers all or part of the Premises according to the terms specified in Article 3A above, and as a part of the transaction assigns its interest as Landlord in this lease, then as of the effective date of the sale, assignment, or transfer, Landlord will have no further liability under this lease to Tenant, except with respect to liability

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matters that have accrued and are unsatisfied as of that date. Underlying this release is the parties' intent that Landlord's covenants and obligations under this lease will bind Landlord and its successors and assigns only during and in respect of their respective successive periods of ownership of the fee.

                           JOINT AND SEVERAL LIABILITY

     Section 16.07. If this lease names more than one Tenant or Landlord, the obligation of all such Tenants or Landlord is joint and several.

                            ARTICLE 17. MISCELLANEOUS

                          DELIVERY OF RENTS AND NOTICES

     Section 17.01. All rents or other sums, notices, demands, or requests from one party to another may be personally delivered or sent by mail, certified or registered, postage prepaid, to the addresses stated in this section and are considered to have been given at the time of personal delivery or of mailing.

     All payments, notices, demands, or requests from Tenant to Landlord should be given or mailed to Landlord at 1453 Esperson Building, 808 Travis, Houston, Texas, 77002, or at such other address as Landlord requests in writing.

     All payments, notices, demands, or requests from Landlord to Tenant should be given or mailed to Tenant at 12450 Greenspoint Drive, Suite 1260, Houston, Texas, 77060-1916, or at such other address as Tenant requests in writing.

                                MULTIPLE PARTIES

     Section 17.02. If this lease names more than one Landlord or Tenant, service of any notice on any one Tenant or Landlord is considered service on all Tenants or Landlords, respectively.

                                  PARTIES BOUND

     Section 17.03. This agreement binds--and inures to the benefit of--the parties to the lease and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

                               TEXAS LAW TO APPLY

     Section 17.04. This agreement is to be construed under Texas law, and all obligations of the parties created by this lease are performable in Houston County, Texas.

                               LEGAL CONSTRUCTION

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     Section 17.05. If any one or more of the provisions contained in this agreement are for any reason held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provision of the lease, which will be construed as if it had not included the invalid, illegal, or unenforceable provision.

                           PRIOR AGREEMENTS SUPERSEDED

     Section 17.06. This agreement constitutes the parties' sole agreement and supersedes any prior understandings or written or oral agreements between the parties with respect to the subject matter.

                                    AMENDMENT

     Section 17.07. No amendment, modification, or alteration of this lease is binding unless in writing, dated subsequent to the date of this lease, and duly executed by the parties.

                         RIGHTS AND REMEDIES CUMULATIVE

     Section 17.08. The rights and remedies provided by this lease agreement are cumulative, and either party's using any right or remedy will not preclude or waive its right to use any other remedy. The rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

                            ATTORNEY'S FEES AND COSTS

     Section 17.09. If, as a result of either party's breaching this agreement, the other party employs an attorney or attorneys to enforce its rights under this lease, then the breaching party will pay the other party the reasonable attorney's fees and costs incurred to enforce the lease.

                                 TIME OF ESSENCE

     Section 17.10. Time is of the essence of this agreement.

                                FURTHER DOCUMENTS

     Section 17.11. Landlord will from time to time and at any reasonable time execute and deliver to Tenant--when Tenant reasonably requests--other instruments and assurances approving, ratifying, and confirming this lease and the leasehold estate created by it and certifying that the lease is in full force and that no default under the lease on Tenant's part exists. But if any default on Tenant's part does exist, Landlord must specify in any such instrument each such default.

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     THIS LEASE has been executed by the parties on the date and year first above written.

                                                        LANDLORD:

                                              SEVEN J STOCK FARM, INC.

                                              By
                                                --------------------------------
                                                Robert F. Pratka, Vice President

                                                        TENANT:

                                              JOHN R. PARTEN AND NANCY K. PARTEN

                                              By
                                                --------------------------------
                                                John R. Parten

                                              By
                                                --------------------------------
                                                Nancy K. Parten

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STATE OF TEXAS     ( )
COUNTY OF HARRIS   ( )

     This instrument was acknowledged before me on this the 15th day of December, 1997, by Robert F. Pratka as Vice-President of SEVEN J STOCK FARM, INC., a corporation, for the purposes and consideration therein expressed and in the capacity therein stated.

My Commission Expires:                          ________________________
                                                Notary Public in and for
                                                the State of Texas
_____________________


STATE OF TEXAS     ( )
COUNTY OF HARRIS   ( )

     This instrument was acknowledged before me on this the 15th day of December, 1997, by John R. Parten and Nancy K. Parten, husband and wife.

My Commission Expires:                          ________________________
                                                Notary Public in and for
                                                the State of Texas
_____________________

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